CONTRACT SCHEDULE

CONTRACT OWNER: [John Doe]                  CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                    ISSUE DATE:   [04/15/04]

ANNUITANT:  [John Doe]                      INCOME DATE:  [04/15/14]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:  [$25,000]

         MINIMUM SUBSEQUENT
           PURCHASE PAYMENT:        [$100 if you have selected AIP]

         MAXIMUM TOTAL
           PURCHASE PAYMENTS:       [$1  million; higher amounts may be accepted
                                    with our prior approval]

         ALLOCATION GUIDELINES:
               [1. Currently, you can select up to [15] of the Investment Options and/or the Fixed Account.

               2. If allocations are made in percentages, whole numbers must be used.]

INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]
[DAVIS VA FINANCIAL]
[DAVIS NY VENTURE]
[DREYFUS IP SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER MAIN STREET/VA]
[PIMCO VIT ALL ASSET]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT TOTAL RETURN]
[PIMCO VIT REAL RETURN]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ MONEY MARKET]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ DREYFUS FOUNDERS GROWTH AND INCOME]
[USAZ DREYFUS PREMIER SMALL CAP VALUE]

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[USAZ LEGG MASON VALUE]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ OPPENHEIMER INTERNATIONAL GROWTH]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EQUITY AND INCOME]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]

[ALLIANZ LIFE GENERAL ACCOUNT]:

         [ALLIANZ LIFE FIXED ACCOUNT]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Phase, the mortality and expense risk charge is equal on an annual basis to [1.65%] of the average daily net assets of the Variable Account. During the Annuity Phase, the mortality and expense risk charge is equal on an annual basis to [1.65%] of the average daily net assets of the Variable Account.

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is [$40] each Contract Year.

During the Accumulation Phase, the contract maintenance charge will be deducted from the Contract Value the last day of each Contract Year while this Contract is in force. If a full withdrawal is made on a date other than a Contract Anniversary and your Contract Value for the Valuation Period during which the full withdrawal is made is less than [$75,000], the full contract maintenance charge will be deducted at the time of the withdrawal.

During the Annuity Phase, the contract maintenance charge will be collected monthly from each Annuity Payment.

If the total Contract Value is at least [$75,000], we will not assess the contract maintenance charge.

In the event you own more than one Contract of the same type issued by the Company, we will determine the total Contract Value for all of the Contracts. If the Contract Owner is a non-individual, we will look to the Annuitant in determining the foregoing.

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 free transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

         TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Transfers made at the end of the Right to Examine period by us, any transfers made pursuant to a regularly scheduled transfer or other transfers under programs specifically waiving the transfer fee will not be counted in determining the application of the transfer fee.

WITHDRAWALS:

          WITHDRAWAL CHARGE: During the Accumulation Phase, a withdrawal charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. The withdrawal charges are as follows:

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         [WITHDRAWAL CHARGE - DURING THE ACCUMULATION PHASE:
          (as a percentage of each Purchase Payment withdrawn)

         Number of Complete Years Since
         Receipt of Purchase Payment              Charge
       ----------------------------------------------------
                     0                              8%
                     1                              7%
                     2                              5%
              3 years or more                       0%]

PARTIAL WITHDRAWAL PRIVILEGE: Each Contract Year, on a non-cumulative basis, you can make multiple withdrawals up to a total of [10%] of Purchase Payments without incurring a withdrawal charge. Full withdrawals are assessed a withdrawal charge on the full Withdrawal Charge Basis Amount with no reductions for the Partial Withdrawal Privilege.

MINIMUM PARTIAL WITHDRAWAL:  [None]

MINIMUM  CONTRACT  VALUE  THAT  MUST  REMAIN  IN THE  CONTRACT  AFTER A  PARTIAL
WITHDRAWAL: [None]

LIQUIDATIONS ARE NOT ALLOWED DURING THE ANNUITY PHASE.

AMOUNT AVAILABLE FOR ANNUITY PAYMENTS: The amount available for Annuity Payments is your Contract Value less any applicable Premium Tax.

ASSUMED INVESTMENT RETURN:  [5%]

[FIXED ACCOUNT GUARANTEED MINIMUM INTEREST RATE:  [1-3%]
         We guarantee that the annual interest rate credited on amounts in the Fixed Account will be at least this rate.]
RIDERS:

         [Annuity Option Amendment Endorsement]
         [Traditional Guaranteed Minimum Death Benefit Endorsement] [Enhanced Guaranteed Minimum Death Benefit Endorsement]
         [Guaranteed Withdrawal Benefit Endorsement]
         [Guaranteed Principal Value Benefit Endorsement]
         [Guaranteed Account Value Benefit Endorsement]
         [Fixed Account with a Market Value Adjustment Endorsement] [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [403(b) Annuity Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]
         [Unisex Endorsement]
         [Endorsement]

SERVICE OFFICE:   [USALLIANZ] SERVICE CENTER
                  [300 Berwyn Park
                  P.O. Box 3031 Berwyn, PA 19312-0031
                  800-624-0197]

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